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                                                                    EXHIBIT 23.8


                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS


         Wright & Company, Inc., (Wright) hereby consents to the incorporation by reference of our name in the Annual Report on Form 10-K of Lomak Petroleum, Inc. (the "Company") for the year ended December 31, 1997 into the Company's Registration Statement on Form S-4, to which this consent is an exhibit. We also consent to the reference to our firm under the heading "Experts" in the Proxy Statement/Prospectus included in the Registration Statement.




                                           WRIGHT & COMPANY, INC.

                                         By: /s/ D. RANDALL WRIGHT
                                             -------------------------
                                             D. Randall Wright
                                             President




Brentwood, TN
June 23, 1998